EXHIBIT 10.6
EXECUTION VERSION

AMENDMENT NO. 1 TO SERIES 2021-2 SUPPLEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of June 27, 2022, to the SERIES 2021- 2 SUPPLEMENT, dated as of June 30, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Series 2021-2 Supplement”), by and among HERTZ VEHICLE FINANCING III LLC, a special purpose limited liability company established under the laws of Delaware (the “Issuer”), THE HERTZ CORPORATION, a corporation established under the laws of Delaware (“THC”), as Administrator (in such capacity, the “Administrator”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as Trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”) to the Base Indenture, dated as of June 29, 2021, by and between the Issuer and the Trustee (as amended, restated, supplemented, or otherwise modified from time to time, exclusive of series supplements, the “Base Indenture”).

WITNESSETH:

WHEREAS, Section 9.9 (Amendments) of the Series 2021-2 Supplement permits the Issuer and the Trustee to amend the Series 2021-2 Supplement in writing, with the consent of the Majority Series 2021-2 Noteholders, subject to certain conditions set forth in the Series 2021-2 Supplement;

WHEREAS, Section 9.9(a) (Amendments) of the Series 2021-2 Supplement provides the Issuer and the Trustee may enter into an amendment to the Series 2021-2 Supplement without the consent of any Series 2021-2 Noteholder to cure any mistake, ambiguity, defect or inconsistency or to correct or supplement any provision contained in any Series Supplement; provided that any such amendment requires
(i)an Officer’s Certificate of the Issuer that such amendment shall not materially adversely affect the interests of the Series 2021-2 Noteholder and (ii) satisfaction of the Series 2021-2 Rating Agency Condition with respect to such amendment;

WHEREAS, pursuant to the Consent Solicitation Statement, dated May 20, 2022 (as supplemented by Supplement No. 1 to Consent Solicitation Statement, dated June 1, 2022 and as further amended or supplemented, the “Statement”), the Issuer has solicited consents from the Series 2021-2 Noteholders (the “Solicitation”) to amend the Series 2021-2 Supplement as set forth herein (other than with respect to the amendment to the definition of “Series 2021-2 Liquidation Event”) (collectively, the “Consent Amendments”);

WHEREAS, the Issuer has received and delivered to the Trustee evidence of the requisite consents to effect the Consent Amendments under the Base Indenture;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate that (i) the amendment to the definition of “Series 2021-2 Liquidation Event” is being implemented in accordance with Section 9.1(a)(ii) (Amendments) of the Series 2021-2 Supplement to cure a mistake, ambiguity, defect or inconsistency in the Series 2021-2 Supplement in order to conform and correct a reference to the defined term “Limited Liquidation Event of Default” in the Base Indenture and (ii) such amendment does not does not materially adversely affect the interests of the Series 2021-2 Noteholders;

WHEREAS, the Series 2021-2 Rating Agency Condition is satisfied with respect to the amendments described herein;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that this Amendment complies with the requirements of Article 9.9(d) of the Series 2021-2 Supplement; and

WHEREAS, the parties hereto desire, in accordance with Section 9.9(b) (With the Consent of the Majority Series 2021-2 Noteholders) of the Series 2021-2 Supplement, to amend the Series 2021-2 Supplement as provided herein;

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1.Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in (or by reference in) Schedule I to the Base Indenture or in (or by reference in) Schedule I to the Series 2021-2 Supplement, as applicable.

2.Amendments to the Series 2021-2 Supplement. Pursuant to Section 9.9 (Amendments) of the Series 2021-2 Supplement, the Issuer and the Trustee hereby agree to amend the Series 2021-2 Supplement (the “Amendment”), as follows, with deletions of the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and the addition of the inserted text (indicated in the same manner as the following example: inserted text.

(a)The definition of “Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amount” in Schedule I to the Series 2021-2 Supplement is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2021-2 Non-Liened Vehicle Amount as of such date over ~~(x) from the Series 2021-2 Closing Date until the first anniversary of the Series 2021-2 Closing Date,~~ either (x) ~~15.00~~10.00% of the Aggregate Asset Amount as of such date or (y) if HVF III receives a “30-day letter” issued by the U.S. Internal Revenue Service asserting that HVF III owes tax as a result of being a “publicly traded partnership” treated as a corporation for U.S. federal income tax purposes, then, on and after the thirtieth (30th) day following receipt of such letter and until a “final determination” within the meaning of Section 1313(a) of the Code that HVF III is not a “publicly traded partnership” treated as a corporation for U.S. federal income tax purposes, 0.00% of the Aggregate Asset Amount as of such date ~~and (y) from the first anniversary of the Series 2021-2 Closing Date and thereafter, the lesser of (1) $350 million or (2) 10.0% of the Aggregate Asset Amount as of such date~~; provided that, for purposes of calculating such excess as of any such date (i) the Net Book Value of any Eligible Vehicle included in the Series 2021-2 Non-Liened Vehicle Amount for purposes of calculating the Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amount and designated by HVF III to constitute Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2021-2 DBRS Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2021-2 DBRS Manufacturer Concentration Excess Amount, as of such date, (ii) the Net Book Value of any Eligible Vehicle included in the Series 2021-2 Non-Liened Vehicle Amount for purposes of calculating the Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amount and designated by HVF III to constitute Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2021-2 Medium-Duty Truck Amount for purposes of calculating the Series 2021-2 DBRS Medium-Duty Truck Concentration Excess Amount, as of such date, (iii) the Net Book Value of any Eligible Vehicle included in the Series 2021-2 DBRS Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2021- 2 DBRS Manufacturer Concentration Excess Amount and designated by HVF III to constitute Series 2021-2 DBRS Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2021-2 Non-Liened Vehicle Amount for purposes of calculating the Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amount as of such date, and (iv) the determination of which Eligible Vehicles (or the Net Book Value thereof) are to be designated as constituting (A) Series 2021-2 DBRS Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2021-2 DBRS Medium-Duty Truck Concentration Excess Amount and (C) Series 2021-2 DBRS Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF III in its reasonable discretion.”
(b)The definition of “Series 2021-2 Liquidation Event” in Schedule I to the Series 2021-2 Supplement is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Series 2021-2 Liquidation Event” means, so long as such event or condition continues:
(a)any Amortization Event with respect to the Series 2021-2 Notes described in clauses (a) through (d) of Section 7.1 (Amortization Events) of this Series 2021-2 Supplement that continues for thirty (30) consecutive days (without double counting the cure period, if any, provided therein);
(b)any Amortization Event with respect to the Series 2021-2 Notes described in clauses (e) through (g) of Section 7.1 (Amortization Events) of this Series 2021-2 Supplement that continues for thirty (30) consecutive days (without double counting the cure period, if any, provided therein) after declaration thereof by the Majority Series 2021- 2 Controlling Class; or
(c)any Amortization Event specified in clauses (a) or (b) of Article IX of the Base Indenture after declaration thereof by the Majority Series 2021-2 Controlling Class.
Each Series 2021-2 Liquidation Event shall be a “Limited Liquidation Event of Default” with respect to the Series 2021-2 Notes.”
(c)The definition of “Series 2021-2 Moody’s Non-Liened Vehicle Concentration Excess Amount” in Schedule I to the Series 2021-2 Supplement is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Series 2021-2 Moody’s Non-Liened Vehicle Concentration Excess Amount” as of any date of determination, the excess, if any, of the Series 2021-2 Non-Liened Vehicle Amount as of such date over ~~(x) from the Series 2021-2 Closing Date until the first anniversary of the Series 2021-2 Closing Date,~~ either (x) ~~15.00~~10.00% of the Aggregate Asset Amount as of such date or (y) if HVF III receives a “30-day letter” issued by the U.S. Internal Revenue Service asserting that HVF III owes tax as a result of being “a publicly traded partnership” treated as a corporation for U.S. federal income tax purposes, then, on and after the thirtieth (30th) day following receipt of such letter and until a “final determination” within the meaning of Section 1313(a) of the Code that HVF III is not a publicly traded partnership treated as a corporation for U.S. federal income tax purposes, 0.00% of the Aggregate Asset Amount as of such date ~~and (y) from the first anniversary of the Series 2021-2 Closing Date and thereafter, the lesser of (1) $350 million or (2) either (a) 10.0% of the Aggregate Asset Amount as of such date~~; provided that, for purposes of calculating such excess as of any such date
(i) the Net Book Value of any Eligible Vehicle included in the Series 2021-2 Non-Liened

Vehicle Amount for purposes of calculating the Series 2021-2 Moody’s Non-Liened Vehicle Concentration Excess Amount and designated by HVF III to constitute Series 2021-2 Moody’s Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2021-2 Moody’s Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2021-2 Moody’s Manufacturer Concentration Excess Amount, as of such date, (ii) the Net Book Value of any Eligible Vehicle included in the Series 2021-2 Non-Liened Vehicle Amount for purposes of calculating the Series 2021-2 Moody’s Non-Liened Vehicle Concentration Excess Amount and designated by HVF III to constitute Series 2021-2 Moody’s Non- Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2021-2 Medium-Duty Truck Amount for purposes of calculating the Series 2021-2 Moody’s Medium-Duty Truck Concentration Excess Amount, as of such date, (iii) the Net Book Value of any Eligible Vehicle included in the Series 2021-2 Moody’s Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2021-2 Moody’s Manufacturer Concentration Excess Amount and designated by HVF III to constitute Series 2021-2 Moody’s Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2021-2 Non-Liened Vehicle Amount for purposes of calculating the Series 2021-2 Moody’s Non-Liened Vehicle Concentration Excess Amount as of such date, and (iv) the determination of which Eligible Vehicles (or the Net Book Value thereof) are to be designated as constituting (A) Series 2021-2 Moody’s Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2021-2 Moody’s Medium-Duty Truck Concentration Excess Amount and (C) Series 2021- 2 Moody’s Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF III in its reasonable discretion.”
(d)The definition of “Series 2021-2 Manufacturer Percentage” in Schedule I to the Series 2021-2 Supplement is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Series 2021-2 Manufacturer Percentage” means, for any Manufacturer listed in the table below, the percentage set forth opposite such Manufacturer in such table; provided that the Manufacturer Limit for Tesla may be increased ~~to greater than 25.00%~~ by an amount not to exceed 15.00% subject to satisfaction of the Rating Agency Condition.

Manufacturer	Manufacturer Limit
Audi	12.50%
BMW	12.50%
Chrysler	55.00%
Fiat	12.50%
Ford	55.00%
GM	55.00%
Honda	55.00%
Hyundai	55.00%
Jaguar	12.50%
Kia	55.00%
Land Rover	12.50%
Lexus	12.50%
Mazda	35.00%
Mercedes	12.50%

Manufacturer	Manufacturer Limit
Nissan	55.00%
Subaru	12.50%
Tesla	17.50%
Toyota	55.00%
Volkswagen	55.00%
Volvo	35.00%
Hyundai & Kia Combined	55.00%
Chrysler & Fiat Combined	55.00%
Volkswagen & Audi Combined	55.00%
Any other individual Manufacturer	10.00%
”
(e) The numbered paragraphs in Exhibit E-1 to the Series 2021-2 Supplement will be amended as follows:
“(1) the Transferee is, and will not acquire such Class D Global Note or interest therein on behalf of a person who is not, a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code;
~~(2)(A) (1) for so long as the Transferee holds such Class D Global Note (or a beneficial interest therein), it is not, and will not acquire such Class D Global Note or interest therein on behalf of, or with the assets of, any person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust, or (2)(I) none of the direct or indirect beneficial owners of any interest in the Transferee have or ever will have more than 50% of the value of its interest in the Transferee attributable to the aggregate interest in the Transferee in the combined value of the Class D Notes and any other interests of HVF III held by the Transferee, and (II) it is not and will not be a principal purpose of the arrangement involving the investment of the Transferee in the Class D Notes and any equity interests of HVF III to permit any partnership to satisfy the 100 partner limitation of U.S. Treasury Regulation Section 1.7704-1(h)(1)(ii), or (B) the Transferee will deliver a written opinion of nationally recognized U.S. tax counsel that such transfer will not cause HVF III to be treated as a publicly traded partnership taxable as a corporation;~~

~~(3)the Transferee will not sell, transfer, assign, participate, pledge or otherwise dispose of or cause to be marketed any Class D Global Note (or interest therein) or any equity interest in HVF III, (A) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and U.S. Treasury Regulation Section 1.7704-1(b), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (B) if such disposition or marketing would cause the combined number of holders of Class D Notes, any other debt of HVF III for which HVF III has not received an opinion that such debt “will” be treated as debt for U.S. federal income tax purposes and any equity interests in the issuing entity to exceed 90 persons;~~

(2)~~(4)~~ the Transferee is not, and the entity on whose behalf it is acting is not a(n) “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” within the meaning of

Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, or an entity or fund whose underlying assets include “plan assets” by reason of the investment of a “employee benefit plan” or “plan” in such entity (each of the foregoing, a “Benefit Plan Investor”), and the Transferee’s acquisition and holding of a Class D Global Note or any interest therein will not constitute violation of any applicable Similar Laws;
(3)~~(5)~~ the Transferee will not transfer its Class D Global Note (or interest therein) to a subsequent transferee unless such subsequent transferee delivers a letter of representation to the Trustee and the Servicer substantially in the form of this Transfer Certificate.”

3. Representations and Warranties of the Issuer.

(a)Each representation and warranty of the Issuer set forth in the Base Indenture and the Series 2021-2 Supplement is true and correct as of the date of this Amendment in all material respects (except for representations and warranties which are limited as to materiality by their terms, which representations and warranties shall be true and correct as of the date of this Amendment) as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.
(b)The execution, delivery and performance by the Issuer of this Amendment (i) have been duly and validly authorized by all necessary corporate and statutory trust proceedings of the Issuer, (ii) requires no action by or in respect of, or filing with, or any consent or approval of, any governmental body, agency or official, which has not been obtained and (iii) do not conflict with or violate or result in a breach of (x) any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which the Issuer or any of its property is bound, which conflict, violation or default could reasonably be expected to have a Material Adverse Effect or (y) any Requirement of Law.
(c)This Amendment has been executed and delivered by a duly authorized officer of the
Issuer.
(d)Each of this Amendment and the Series 2021-2 Supplement as amended hereby is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by confidential general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
(e)Upon giving effect to this Amendment, there is no Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default that is continuing as of the date hereof.
4. Reference to and Effect on the Series 2021-2 Supplement; Ratification.

(a)Except as specifically amended above, the Series 2021-2 Supplement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Series 2021-2 Supplement, or constitute a waiver of any provision of any other agreement.

(c)Upon the effectiveness hereof, each reference in the Series 2021-2 Supplement to “Series 2021-2 Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Series 2021-

2 Supplement, and each reference in any other Series 2021-2 Related Document to “Series 2021-2 Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Series 2021-2 Supplement, shall mean and be a reference to the Series 2021-2 Supplement as amended by this Amendment.

5. Counterparts; Electronic Signature. This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Amendment by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

6. Governing Law. THIS AMENDMENT AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. Effectiveness; Operative Date. This Amendment shall be effective upon (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding. Notwithstanding the foregoing sentence, the Amendments shall become operative only at such time when the payment for all the delivered consents accepted in the Solicitation have been paid in full pursuant to the Statement (the “Operative Date”), which is currently anticipated to be June 27, 2022. If the Operative Date does not occur on June 27, 2022, the Issuer shall notify the Trustee in writing.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

11. Trustee Not Responsible. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.

12. Conflicts. To the extent of any inconsistency between the terms of the Base Indenture, the Series 2021-2 Supplement or the Series 2021-2 Notes and this Amendment, the terms of this Amendment will control.

13. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the amendments to the Series 2021-2 Supplement as set forth herein.

14. Successors. All covenants and agreements in this Amendment by the parties hereto shall bind their respective successors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING III LLC, as Issuer

By:        /s/ Colleen Batcheler     Name: Colleen Batcheler
Title:    Vice President, General Counsel and Secretary

Signature Page to Amendment No. 1 to Series 2021-2 Supplement

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By: /s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

Signature Page to Amendment No. 1 to Series 2021-2 Supplement